SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12
[ ]  Confidential for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

                      National Technical Systems, Inc.
           ------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                      Ralph Clements, Harry Derbyshire
           ------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
       14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)   Title of each class of securities to which transaction applies:
            _______________________________________________________________
       2)   Aggregate number of securities to which transaction applies:
            _______________________________________________________________
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________________________
       4)   Proposed maximum aggregate value of transaction:_______________
       5)   Total fee paid:________________________________________________
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)   Amount Previously Paid:  $250
                                     --------------------------------------
       2)   Form, Schedule or Registration Statement No.:  N/A
                                                           ----------------
       3)   Filing Party:  N/A
                           ------------------------------------------------
       4)   Date Filed:  N/A
                         --------------------------------------------------
Notes: Check numbers 104129 and 104130 were deposited on September 8, 1992 in the total amount of $250. This amount remains as available, non-restricted fees.
                                Page 1 of 16
                      NATIONAL TECHNICAL SYSTEMS, INC.
                          24007 Ventura Boulevard
                        Calabasas, California 91302


                          NOTICE OF ANNUAL MEETING

To the Shareholders:

          Notice is hereby given that the annual meeting of shareholders of National Technical Systems, Inc., a Delaware corporation, will be held at the Company's Rye Canyon Test Facility, 25100 Rye Canyon Road, Building #202, Valencia, California 91355, on Thursday, June 29, 1995 at 11:00 A.M. for the following purposes:

          1.   To elect three directors for terms expiring in 1998;

          2. To ratify Ernst & Young as auditors for the year ending January 31, 1996; and

          3. To transact such other business and to consider and take action upon any and all matters that may properly come before the meeting or any adjournment or adjournments thereof. Management has no information of any such other matters.

          Pursuant to the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on May 12, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

          Financial information concerning the Company is contained in the Annual Report for the fiscal year ended January 31, 1995, which accompanies this Notice of Annual Meeting.

          If you are unable to attend the meeting in person, please execute the enclosed Proxy and return it in the enclosed self-addressed, stamped envelope. If you later find that you can be present, you may, if you wish, vote in person, or you may revoke your proxy or file a new proxy bearing a later date with the Secretary at any time before the voting.

                                        By Order of the Board of Directors


                                        /s/ Harold Lipchik

                                        Harold Lipchik
                                        Secretary

Dated:  May 30, 1995








                                Page 2 of 16
                      NATIONAL TECHNICAL SYSTEMS, INC.
                          24007 Ventura Boulevard,
                        Calabasas, California 91302
                           _____________________

                              PROXY STATEMENT
                           _____________________

                                SOLICITATION

          The accompanying Proxy is solicited by the Board of Directors for use at the annual meeting of shareholders to be held on Thursday, June 29, 1995, or any adjournment thereof. A Proxy may be revoked by the person giving it at any time before it is exercised, either by giving another proxy bearing a later date or by notifying the Secretary of the Company in writing of such revocation. The giving of the Proxy will not affect your right to vote in person if you later should find it convenient to attend the meeting. The Proxy will be voted in accordance with the specifications made.

          The Company will bear the entire cost of preparing, assembling, printing, and mailing this Proxy Statement, the Proxy, and any additional material which may be furnished to shareholders by the Company. Copies of solicitation material may be furnished to brokerage houses, fiduciaries, and custodians to forward to their principals, and the Company may reimburse them for their expenses in so doing. The Company does not expect to pay any commission or remuneration to any person for solicitation of proxies.

          This Proxy Statement and the Proxy are being mailed to shareholders on or about May 30, 1995.

          Solicitation may be made by mail, personal interview, telephone, and telegraph by officers and regular employees of the Company.

          The close of business on May 12, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

          The outstanding voting securities of the Company at May 12, 1995, consisted of 6,650,777 shares of $.01 par value Common Stock. Each share is entitled to one vote. Cumulative voting is not permitted for the election of directors or otherwise.

          The presence in person or by proxy of the holders of a majority of the shares entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting.

          A plurality of the votes cast in person or by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of shares of Common Stock representing a majority of votes is required for ratification of Ernst & Young as auditors for the year ending January 31, 1996 and the approval of such other matters as may properly come before the Annual Meeting.



                                Page 3 of 16

          Abstention and broker non-votes have the same effect as votes against proposals presented to shareholders other than the election of directors. They have no effect on the election of directors. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following tabulation indicates as of May 12, 1995, those persons known to the Company to be beneficial owners of five percent or more of the Company's Common Stock.

Name and Address of                Number of Shares         Percent
Beneficial Owner                  Beneficially Owned<F1>    of Class
- - - -------------------               ----------------------    --------

Aaron Cohen....................         1,124,771             16.9%
  P.O. Box 1960
  Fontana, California 92334

Jack Lin.......................         1,120,718<F2>         16.8%
  24007 Ventura Boulevard
  Calabasas, California 91302

Arthur Edelstein...............           345,534              5.2%
  24007 Ventura Boulevard
  Calabasas, California 91302

Luis A. and Jacqueline E.
 Hernandez<F3>.................           330,400              5.0%
  3069 Misty Harbor
  Las Vegas, Nevada 89117


[FN]

<F1> Includes shares covered by options that are exercisable within 60 days as follows: Edelstein, 27,659 and Cohen 5,000, and shares in the National Technical Systems Employee Stock Ownership Plan, as follows:
     Lin 6,437 and Edelstein 4,662.

<F2> Pursuant to an Interlocutory Judgment of Dissolution of Marriage
     between Jack Lin and Lilyan P. Lin dated August 9, 1978, Mr. Lin has Ms. Lin's Proxy to vote all shares of the Company owned by the latter, so long as certain conditions set forth in the Judgment continue to be met by Mr. Lin. Mr. Lin and Ms. Lin also have cross rights of first refusal to purchase the other's shares when proposed to be sold in a private transaction. Mr. Lin's 1,120,718 shares includes Mrs. Lin's 77,042 shares of the Common Stock of the Company.




                                Page 4 of 16


<F3> This information is based on a Schedule 13D filed with the Securities and Exchange Commission on or about July 13, 1994.


          To the knowledge of management, no other person owns beneficially as much as 5% of the outstanding stock of the Company. The tabulation under "Nomination and Election of Directors" indicates the number of shares owned beneficially by each nominee as of the record date. The directors and executive officers of the Company, as a group (10 persons), owned beneficially (including shares owned by Lilyan P. Lin and subject to Mr. Lin's proxy) as of the record date a total of 1,782,143 shares, or 26.8% of the outstanding stock.


                           ELECTION OF DIRECTORS

          The Board of Directors of the Company currently consists of nine members, who are divided into three classes. Directors are elected for terms of three years. At the Annual Meeting, the term of office of the Class I directors will expire and three directors will be elected to serve for a term of three years and until their respective successors are elected.

          The Board intends to cause the nomination of the three persons named below for election as directors. The directors will be elected by the holders of the Common Stock. The persons named as proxy holders in the accompanying form of proxy have advised the Company that they intend at the Annual Meeting to vote the shares covered by proxies held by them for the election of the nominees named below. If any or all of such nominees should for any reason become unable to serve or for good cause will not serve, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees, and for such lawful term or terms, as the Board may propose. The accompanying form of proxy contains a discre-tionary grant of authority with respect to this matter. The Board of Directors has no reason to believe the nominees named, or any of them, will be unable to serve if elected.

          No arrangement or understanding exists between any of the nominees and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

          The names of the nominees for Class II director and the Class I and Class III directors who will continue in office after the Annual Meeting until the expiration of their respective terms, together with certain information regarding them, including the amount of Common Stock beneficially owned by them, are as follows:












                                Page 5 of 16

                                                                      Common Stock of
                                                                      the Company
                                                              Year    Beneficially
                                                              Term    owned as of
                                                  Director    Will    May 12, 1995     Percent
Name                  Age   Position or Office    Since       Expire  <F1><F2>         of Class
- - - ----                  ---   ------------------    --------    ------  --------------   --------
Nominees for
Class II Directors
- - - ------------------
Ralph Clements        62    President of          1975        1998         1,134       <F**>
                            Clements and                      <F*>
                            Associates; Director

Harry Derbyshire      69    Chairman of the       1983        1998             0       <F**>
                            Board of J.C. Carter              <F*>
                            Company, Inc.;
                            Director

Arthur Edelstein      57    Executive Vice        1980        1998       345,534        5.2%
                            President of the                  <F*>
                            Company; Director

Directors Continuing
in Office
- - - --------------------
Class I Directors
- - - -----------------
Richard Short         52    Senior Vice           1988        1997        90,383        1.4%
                            President of the
                            Company; Director

William Traw          56    Senior Vice           1988        1997        51,308       <F**>
                            President of the
                            Company; Director

William McGinnis      37    Vice President of     1994        1997        13,218       <F**>
                            the Company

Class III Directors
- - - -------------------
Aloysius Casey        63    Chairman of the       1988        1996        18,036       <F**>
                            Board of the Company

Jack Lin              62    President and Chief   1975        1996     1,120,718       16.8%
                            Executive Officer of                        <F3><F4>
                            the Company;
                            Director

Robert Lin            37    Founder and           1988        1996       103,952        1.6%
                            President of the
                            Trilin Group, Inc.;
                            Director










                                Page 6 of 16


[FN]
<F*>      If elected at the annual meeting
<F**>     Less than 1%

<F1>      Includes shares covered by options exercisable within 60 days, as follows: Clements 625; R. Lin, 9,895; Edelstein, 27,659; Short, 33,482; Traw 11,923; McGinnis, 13,218; and J. Lin, 12,500.

<F2>      Includes shares in the National Technical Systems Employee Stock
          Ownership Plan, as follows: J. Lin, 6,437, Traw, 3,045; Edelstein, 4,662; Short, 2,905; and McGinnis, 1,803.

<F3>      Does not include 11,238 shares owned by Mr. J. Lin's family other than shares owned by R. Lin. Mr. Lin disclaims any beneficial interest in shares owned by his respective family members.

<F4>      Includes 77,042 shares owned by Mr. J. Lin's former wife, the voting rights of which are subject to Mr. Lin's proxy. See "Security Ownership of Certain Beneficial Owners."


          Mr. Clements has been President of Clements and Associates, a Sherman Oaks, California management consulting firm, for more than five years.

          Mr. Derbyshire has since January 1987 been Chairman of the Board of J. C. Carter Company, Inc., a manufacturer of aerospace products. Prior to his retirement in 1985, Mr. Derbyshire was Executive Vice President, Chief Financial Officer and a director of Whittaker Corporation, a Los Angeles, California diversified health sciences company with additional business activities in the metals, marine, technology and chemical fields. Mr. Derbyshire is also a director of Western Waste Industries, a waste management services company.

          Mr. Edelstein is Executive Vice President of the Company and has been associated with the Company and it predecessors continuously since 1961.

          Mr. Short is a Senior Vice President of the Company and has been associated with the Company and its predecessors continuously since 1961.

          Mr. Traw is a Senior Vice President of the Company and has been associated with the Company and its predecessors continuously since 1963.

          Mr. McGinnis is a Vice President of Company and has been associated with the Company since 1980.

          General Casey retired from the United States Air Force on July 1, 1988 after a 34-year career. At the time of his retirement he was the Commander of the Space Division, Air Force Systems Command, Los Angeles Air Force Base, California.






                                Page 7 of 16

          Mr. Jack Lin is a founder and President of the Company and has been associated with the Company and its predecessors continuously since 1961.

          Mr. Robert I. Lin is a founder and President, of Trilin Group, Inc., a privately-owned manufacturer and distributor of products for the advertising specialty and premium markets. Robert Lin is the son of Jack Lin.

          The Board of Directors of the Company held four regular and special meetings during the last fiscal year. No Director attended fewer than 75% of the meetings of the Board or of the Committees of which he was a member.

          The Company's Board of Directors has an Audit Committee which consists of Messrs. Casey, Clements and Derbyshire. The function of the Audit Committee is to meet with the independent certified public accountants engaged by the Company to review (a) the scope and findings of the annual audit, (b) accounting policies and procedures and the Company's financial reports, and (c) the internal controls employed by the Company. The Audit Committee held two meetings during the year.

          The Compensation Committee of the Board of Directors considers and makes recommendations to the Board of Directors on salaries, bonuses, stock options and other forms of compensation for the Company's executive officers. The Compensation Committee, which consists of Messrs. Clements and Derbyshire, met twice during the year.

          The Stock Option Committee, which consists of Messrs. Casey and Derbyshire, met twice during the year.

          The Nominating Committee which consists of Messrs. Derbyshire and
J. Lin selects nominees for election to the Board of Directors. The Nominating Committee met once during the year.

          Directors, other than employee-directors who receive no additional compensation for serving on the Board, receive an annual retainer of $10,000. In his capacity as Chairman of the Board, Mr. Casey is paid an annual fee of $36,000. Directors also are reimbursed for expenses which they reasonably incur in the performance of their duties as directors of the Company. During the fiscal year ended January 31, 1995, a total of $4,800 was paid to General Casey for consulting services.


                      STOCK OPTIONS AND PENSION PLANS

          The Company has a 1981 employee incentive stock option plan ("1981 Plan"), a 1982 non-qualified stock option plan ("1982 Plan"), a 1988 stock option plan (the "1988 Plan") and a 1994 stock option plan (the "1994 Plan"). The 1981, 1982 and 1988 Plans have expired and no new options may be granted thereunder. As of January 31, 1995, there were outstanding options covering 33,253 shares in the 1981 Plan, 4,041 shares in the 1992 Plan, 239,509 in the 1988 Plan and 256,063 shares in the 1994 Plan, which were unexercised.



                                Page 8 of 16


          Outstanding options under all plans are exercisable at 100% or more of fair market (as determined by the Board of Directors) on the date of grant. The options are contingent upon continued employment and are exercisable, unless otherwise specified, on a cumulative basis of one-fourth (or more for the 1982 Plan) of the total shares each year, commencing one year from the date of grant. Options expire five to seven years from the date of grant. At January 31, 1995, outstanding options under all four plans represented 532,866 shares and reflected an average price per share of $2.29 (range from $1.00 to $4.125), of which 223,183 were exercisable. During the year ended January 31, 1995, options representing 76,484 shares were exercised under these plans at an average price of $1.15 (range from $1.00 to $1.16) per share.

          The Company has an employee stock ownership plan covering all employees. Contributions by the Company are at the discretion of the Board of Directors. The Company did not make a contribution in 1995, 1994 or 1993.


EXECUTIVE OFFICERS OF THE COMPANY

               The only officer of the Company who is not a director is Mr. Lloyd Blonder who is Senior Vice President and Chief Financial Officer. Mr. Blonder is 55 years of age and has been associated with the Company since 1983.


EXECUTIVE COMPENSATION

          The following information is furnished with respect to the Chief Executive Officer and the other most highly compensated executive officers of the Company whose aggregate direct remuneration from the Company during the fiscal year ended January 31, 1995 exceeded $100,000.























                                Page 9 of 16

                              SUMMARY COMPENSATION TABLE
                                                                    Long Term Compensation
                                                                    ----------------------
                                 Annual Compensation                        Awards
                                ---------------------               ----------------------
                                                                                             All
                                                       Other Annual                         Other
  Name and                                             Compensation  Restricted             Compen-
  Principal              Annual                            ($)      Stock Awards  Options/  sation
  Position                Year  Salary ($)  Bonus ($)  <F1><F2><F3>      ($)      SARs (#)    ($)
- - - -------------            ------ ----------  ---------  ------------  -----------  --------  ------
Jack Lin                 1995    289,170          0            0            0          0        0
  President and Chief    1994    261,564      8,000       12,115            0          0        0
  Executive Officer      1993    228,173          0       33,317            0          0        0

Arthur Edelstein         1995    160,429          0            0            0          0        0
  Executive Vice         1994    166,417      4,500            0            0          0        0
  President              1993    147,964          0            0            0          0        0

Richard Short            1995    110,000          0            0            0          0        0
  Senior Vice President  1994    108,010      4,500            0            0          0        0
                         1993     93,004          0            0            0          0        0

William Traw             1995    110,000          0            0            0          0        0
  Senior Vice President  1994    103,858      4,500            0            0          0        0
                         1993     86,515          0            0            0          0        0

Lloyd Blonder            1995    105,000          0            0            0          0        0
  Senior Vice President  1994    102,688      4,500            0            0          0        0
  and Chief Financial    1993     86,515          0            0            0          0        0
  Officer


[FN]
<F1> Fair market value of 10,202 shares of restricted National Technical
     Systems, Inc. common stock at a value of $12,115 taken in lieu of cash compensation.

<F2> Fair market value of 27,827 shares of restricted National Technical
     Systems, Inc. common stock at a value of $33,317 taken in lieu of cash compensation.

<F3> Does not include perquisites or personal benefits which are the lesser of $50,000 or 10% of total annual salary and bonus reported for the named Executive Officer.















                                Page 10 of 16


                    REPORT OF THE COMPENSATION COMMITTEE

          The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of the two independent, non-employee directors named below. See the description of the Compensation Committee functions above.

          COMPENSATION POLICIES. Policies governing the compensation of the Company's executives are established and monitored by the Compensation Committee. All decisions relating to the compensation of the Company's executives during fiscal year 1995 were made by the Compensation Committee.

          In administering its compensation program, the Compensation Committee follows its belief that compensation should reflect the value created for shareholders while supporting the Company's strategic goals. In doing so, the compensation programs reflect the following themes:

          1. The Company's compensation programs should be effective in attracting, motivating, and retaining key executives;

          2. There should be a correlation among the compensation awarded to an executive between, the performance of the Company as a whole, and the executive's individual performance;

          3. The Company's compensation programs should provide the executives with a financial interest in the Company similar to the interests of the Company's shareholders; and

          4. The Company's compensation program should strike an appropriate balance between short and long term performance objectives.

          The Company's executives are compensated through a combination of salary, performance bonuses, and grants of stock options under the Option Plans. The annual salaries of the executives are reviewed from time to time and adjustments are made where necessary in order for the salaries of the Company's executives to be competitive with the salaries paid by similar companies. Performance bonuses, where appropriate, are generally determined after the end of the Company's fiscal year based on an assessment of the Company's results and the level of an individual's particular performance for that year. Stock option grants are considered by the Stock Option Committee from time to time.

          CHIEF EXECUTIVE OFFICER'S COMPENSATION. Mr. Lin's compensation is determined pursuant to the principles noted above. The Stock Option Committee granted to Mr. Lin on June 30, 1994, a ten-year non-qualified stock option to purchase 13,700 shares of the Company's Common Stock at an exercise price of $2.50 per share and a ten-year incentive stock option to purchase 36,300 shares at $2.75 per share. All of the options are exercisable in 25% annual increments commencing June 30, 1995. The last salary increase Mr. Lin received was in June 1993.

          POLICY WITH RESPECT TO INTERNAL REVENUE CODE SECTION 162(M). In 1993, the Internal Revenue Code of 1986 (the "Code") was amended to add



                               Page 11 of 16

Section 162(m). Section 162(m), and regulations proposed thereunder, place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensation officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation" the material terms of which are disclosed to and approved by shareholders. At the present time, the Company's executive officer compensation levels are substantially below the $1,000,000 pay limit and the Company believes that it will most likely not be affected by the regulation in the near future. The Board of Directors plans to review the final regulations when issued and, where appropriate in light of specific compensation objectives, take necessary actions in the future to minimize the loss of tax deductions related to compensation.

                                        COMPENSATION COMMITTEE


                                        Ralph Clements
                                        Harry Derbyshire






































                               Page 12 of 16

                    INFORMATION CONCERNING STOCK OPTIONS

          The following tables set forth certain information at January 31, 1995 and for the fiscal year then ended with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table above. No stock appreciation rights have been granted and no options have been granted at an option price below fair market value on the date of the grant.

                                OPTION GRANTS IN THE LAST FISCAL YEAR
                                     Potential Realizable Value
                                       at Assumed Annual Rates
                                        of Stock Appreciation
                             Individual Grants for the Option Term <Fa>
                      Number of    % of total       Exercise              At 0%   At 5%     At 10%
                      Options/     Options/SAR's    or Base               Annual  Annual    Annual
                       SAR's       Granted to all   Price per Expiration  Growth  Growth    Growth
Name of Executive     Granted         Employees       Share      Date      Rate   Rate      Rate
- - - -----------------     --------     --------------   --------- ----------  ------  ------    ------

Jack Lin              50,000<Fb>      19.45%         $2.68     6/30/2004     -    $84,319   $213,681

Arthur Edelstein      20,000<Fc>       7.78%         $2.50     6/30/2004     -    $31,445   $ 79,687

Richard Short         20,000<Fc>       7.78%         $2.50     6/30/2004     -    $31,445   $ 79,687

William Traw          20,000<Fd>       7.78%         $2.50    10/12/2004     -    $31,445   $ 79,687

Lloyd Blonder         20,000<Fd>       7.78%         $2.50    10/12/2004     -    $31,445   $ 79,687


[FN]
<Fa> These amounts represent certain assumed rates of appreciation only.
     Actual gains, if any on stock option exercises or stock holdings are dependent on the future performance of the stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

<Fb> Includes 13,700 non-qualified options at $ 2.50 per share and 36,300 incentive stock options at $2.75 per share. All options become exercisable at the rate of 25% per year starting 6/30/95.

<Fc> Incentive stock options:  all options become exercisable at the rate of
     25% per year starting 6/30/95.

<Fd> Incentive Stock options:  all options become exercisable at the rate of
     25% per year starting 10/12/95.










                               Page 13 of 16


          The following table sets forth information concerning the exercise of stock options during the fiscal year ended January 31, 1995 by each of the named executive officers and the fiscal year end spread on unexercised "in-the-money" options.

                         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                    AND FY-END OPTION/SAR VALUES
                                               Number of
                                              Unexercised                  Value of
                                              In-the-Money            Unexercised In-the-
                  Shares      Value         Options/SARs at           Money Options/SARs
                Acquired on  Realized           FY-End(#)              at FY-End ($)<F2>
Name            Exercise(#)  ($) <F1>    Exercisable Unexercisable  Exercisable Unexercisable
- - - ---------       -----------  --------    ----------- -------------  ----------- -------------

Jack Lin               -           -       12,500      37,500           -           -

Art Edelstein          -           -       27,659      15,000        $30,631        -

Richard Short          -           -       33,482      17,500        $38,097      3,281

William Traw       16,084     $ 35,696     11,923      22,500        $15,908      3,281

Lloyd Blonder      18,296     $ 37,846      3,500      23,500        $ 4,594      4,594


[FN]
<F1> Market Value of underlying securities at exercise date, minus the exercise or base price of "in-the-money" options/SARs. "Value Realized" is on a pre-tax basis.

<F2> Represents the difference between the closing price of the Company's
     Stock on January 31, 1995 and the exercise price of the options.























                               Page 14 of 16


                       STOCK PRICE PERFORMANCE GRAPH

          The following graph shows a five-year comparison of cumulative total returns on investment for the Company, the Russell 2000 Index and the S&P High Tech Composite Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                         Cumulative Total Return
                              -------------------------------------------
                               1/90   1/91   1/92   1/93    1/94    1/95
                              -------------------------------------------
National Technical Sys Inc      100     65     65     90     189     146

Russell 2000                    100     96    139    158     187     176

S & P High Tech Composite       100    115    123    128     158     176









































                               Page 15 of 16

                      COMPLIANCE WITH SECTION 16(a) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

          The Company's officers, directors and consultants are required to file initial reports of ownership and reports of change in ownership with the Securities and Exchange Commission. Officers and directors are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on information provided to the Company by individual officers, directors and consultants, the Company believes that during fiscal 1995 all filing requirements applicable to officers and directors have been complied with, except that a late report was filed by Mr. Cohen upon his gift to a charitable institution of 1,000 shares of the Common Stock of the Company.


                            CERTAIN TRANSACTIONS

          During the fiscal year ended January 31, 1995, Aaron Cohen, beneficial owner of 1,124,771 shares or 17.0% of the Common Stock, was paid consulting fees by the Company in the amount of $110,065 in cash, of which $72,853 was for services rendered to S&W Technical Services, a wholly owned subsidiary of the Company, and $37,212 was paid for consulting services to the Company.


                          RATIFICATION OF AUDITORS

          The Board of Directors has selected Ernst & Young as auditors for the Company for the year ending January 31, 1996. That firm became auditors for the Company during the fiscal year ended January 31, 1990.
The Board recommends ratification of this action.

          Representatives of Ernst & Young are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders at the meeting.


                               OTHER MATTERS

          Management is not aware of any other matters to be presented for action at the meeting or any adjournment thereof. However, if any matters come before the meeting, it is intended that shares represented by Proxy will be voted in accordance with the judgment of the persons voting them.


               SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

          Any proposals of shareholders intended to be presented at the next annual meeting (to be held in June 1996) must be received by the Company at its principal executive office located at 24007 Ventura Boulevard, Calabasas, California 91302, not later than February 1, 1996.



                               Page 16 of 16